Pepper Hamilton LLP
-------- Attorneys at Law

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750


                                                     July 6, 2010


Touchstone Strategic Trust
303 Broadway
Suite 1100
Cincinnati, Ohio 45202


            Re:   Opinion of Counsel

Ladies and Gentlemen:

            We have acted as counsel to Touchstone Strategic Trust, a Massachusetts business trust (the "Trust"), in connection with the proposed reorganization of the Touchstone Large Cap Core Equity Fund, a series of the Trust, into the Touchstone Growth Opportunities Fund (the "Fund"), a series of the Trust, pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"). The aforementioned proposed transaction is referred to herein as the "Reorganization."

            This opinion relates to the Trust's shares of beneficial interest, without par value (collectively, the "Shares") to be issued by the Fund in the Reorganization, and is furnished in connection with filing with the Securities and Exchange Commission ("SEC") the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement").

            In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as copies conform to the original documents and that such originals are authentic; (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate; and (iv) the Shares will be issued in accordance with the Trust's Restated Agreement and Declaration of Trust, the Trust's By-Laws, and resolutions of the Trust's Board of Trustees. For the purpose of rendering the opinion set forth herein, we have also made other assumptions that are customary in opinion letters of this kind.



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Pepper Hamilton LLP
-------- Attorneys at Law

Touchstone Strategic Trust
July 6, 2010
Page 2


            Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

            The Reorganization Agreement described in the Registration Statement was approved on February 18, 2010, by the Trust's Board of Trustees.

            On the basis of and subject to the foregoing, we are of the opinion that:

            1. Upon the satisfaction of the conditions contained in the Reorganization Agreement, the Shares that the Fund issues pursuant to the Reorganization Agreement will be duly and validly issued, fully paid and non-assessable; and

            2. The Shares have been duly authorized for issuance by the Trust.

            This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. However, this consent does not constitute a consent under section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and we do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the SEC issued thereunder.

                                                    Very truly yours,

                                                    /s/ Pepper Hamilton LLP
                                                    Pepper Hamilton LLP